UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2007

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10653 South River Front Parkway, Suite 300 South Jordan, UT		84095
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:              (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Steven G. Stewart became Headwaters’ Chief Financial Officer on September 4, 2007.  On October 26, 2007, Headwaters and Mr. Stewart entered into an employment agreement, which is attached hereto as exhibit 10.96.

The significant terms of Mr. Stewart’s employment arrangement are as follows:

•                  Term ends on September 30, 2010

•                  Annual salary of $304,685

•                  Participation in Headwaters’ Short-Term Incentive Bonus Plans, including a payment of $88,700 in lieu of participating in the 2007 Plan

•                  Payment of a retention bonus of $90,000 in January 2009 conditioned upon remaining employed through December 31, 2008

•                  Participation in future long term incentive programs

•                  Participation in other benefit plans available to Headwaters’ executives and employees, including vacation, life, medical, disability and dental insurance, as well as the Company’s 401(k) Plan and the Employee Stock Purchase Plan

•                  Company vehicle

Item 9.01.                                              Financial Statements and Exhibits.

(d)           Exhibits.

                Exhibit 10.96:                           Employment Agreement with Steven G. Stewart dated October 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2007
HEADWATERS INCORPORATED
(Registrant)

	By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)